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                                                                    EXHIBIT 11.1

             STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                 USA TRUCK, INC.


                                                            Three Months Ended                     Six Months Ended
                                                                 June 30,                              June 30,
                                                     ---------------------------------     ----------------------------------
                                                          2001               2000               2001                2000
                                                     --------------     --------------     --------------      --------------
Numerator:
   Net income (loss) and
   comprehensive income (loss)                       $      278,557     $    1,180,067     $     (126,352)     $      785,682
                                                     --------------     --------------     --------------      --------------
Denominator:
   Denominator for basic earnings per share-
   Weighted average shares                                9,240,270          9,297,761          9,235,174           9,292,823

   Effect of dilutive securities - Employee
   stock options                                             26,256              4,433               --                 4,433
                                                     --------------     --------------     --------------      --------------
   Denominator for diluted earnings per share-
     Adjusted weighted average and
     Assumed conversions                                  9,266,526          9,302,194          9,235,174(1)        9,297,256
                                                     ==============     ==============     ==============      ==============
Basic earnings (loss) per share                      $          .03     $          .13     $         (.01)     $          .08
                                                     ==============     ==============     ==============      ==============
Diluted earnings (loss) per share                    $          .03     $          .13     $         (.01)     $          .08
                                                     ==============     ==============     ==============      ==============

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(1)  The effect of all potential common shares is anti-dilutive in the calculation of diluted loss per share and, therefore, has been excluded from the calculation.